UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2005

SOMERA COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27843	77-0521878
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 S. Northpoint Drive

Coppell, Texas 75019

(Address of principal executive offices, including zip code)

(972) 304-5660

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 15, 2005, Somera Communications, Inc. (the “Registrant”) entered into a Severance Agreement and Release of Claims with Jeremy Rossen, the Registrant’s Vice President, Corporate Development and General Counsel. The Severance Agreement and Release of Claims provides for the following:

•	Mr. Rossen’s employment with the Registrant will terminate, effective December 1, 2005.

•	Mr. Rossen will be entitled to receive six (6) months’ base salary in severance pay.

•	Mr. Rossen will release all claims he may have against the Registrant and its affiliated entities and affiliated persons arising from or related or attributable to his employment with the Registrant.

•	The Registrant shall waive the cost for Mr. Rossen to continue group medical coverage with the Registrant, with such waiver of cost ceasing upon the earlier of six (6) months from the effective date of such coverage or the date in which Mr. Rossen obtains equivalent coverage elsewhere.

•	Certain other provisions contained in Mr. Rossen’s Employment Agreement with the Registrant (dated and effective as of April 2, 2004) shall continue to be applicable.

The Severance Agreement and Release of Claims is filed as Exhibit 10.1 hereto and is incorporated herein by reference, and the description thereof contained herein is subject in all respects to the terms and provisions of such agreement.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
10.1	Severance Agreement and Release of All Claims by and between Somera Communications, Inc. and Jeremy Rossen, dated November 15, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOMERA COMMUNICATIONS, INC.

By:	/S/ DAVID W. HEARD
David W. Heard President and Chief Executive Officer

Date: November 16, 2005

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Severance Agreement and Release of All Claims by and between Somera Communications, Inc. and Jeremy Rossen, dated November 15, 2005.

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